UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On March 16, 2009, PartnerRe Ltd. announced the completion of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its $250 million, 6.44% Fixed-to-Floating Junior Subordinated Capital Efficient Notes (“CENts”) due 2066.

PartnerRe Finance II Inc., an indirect, wholly-owned subsidiary of PartnerRe Ltd. and the issuer of the CENts, purchased approximately 75% of the issue. This transaction reduces debt by $186.6 million, and utilized cash on hand of $96.7 million after payment of accrued interest on purchased securities. It results in a pre-tax gain of $88.2 million ($56.8 million after tax), which will be reflected in PartnerRe’s first quarter 2009 results.

The Tender Offer, which expired at 5:00 p.m., New York City time, on March 10, 2009, was made pursuant to an Offer to Purchase dated March 2, 2009 and related Letter of Transmittal. The offer price plus accrued and unpaid interest was paid to the tendering holders on the settlement date, which was March 13, 2009.

A total of $63.4 million in aggregate principal of the CENts remains outstanding and will mature in 2066.

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 16, 2009 regarding the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	March 16, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated March 16, 2009 regarding the Tender Offer.